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                                                                   EXHIBIT 23.1

                      [DELOITTE & TOUCHE LLP LETTERHEAD]



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Form S-8 Registration Statement No. 333-42509 of Ramco-Gershenson Properties Trust of our report dated October 2, 1997, on the Combined Historical Summary of Revenues and Direct Operating Expenses of the Ramco-Gershenson Southeast Portfolio for the year ended December 31, 1996 appearing in this current report on Form 8-K/A dated January 13, 1998.


Deloitte & Touche LLP
Detroit, Michigan
January 13, 1998